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                                                                   EXHIBIT 99.2

                               FORM OF PROXY CARD
                            FOR CENTURA COMMON STOCK

               WAIT! THERE'S AN EASIER WAY TO SUBMIT YOUR PROXY.
                        24 Hours a Day -- 7 Days a Week

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          SUBMIT YOUR PROXY BY TELEPHONE                                            SUBMIT YOUR PROXY BY INTERNET
It's fast, convenient, and your submission is immediately                 It's fast, convenient, and your submission is immediately
              confirmed and posted.                                                     confirmed and posted.

       Call Toll-Free On A Touch Tone Phone                                                Go to website:
                1-800-690-6903                                                            WWW.PROXYVOTE.COM

          Just follow these four easy steps:                                         Just follow these four easy steps:

1.  Read the accompanying Proxy Statement and this proxy                  1.  Read the accompanying Proxy Statement and this proxy
    card.                                                                     card.
2.  Call the toll-free number 1-800-690-6903.                             2.  Go to the website: www.proxyvote.com.
3.  Enter your 12-digit Control Number located on the                     3.  Enter your 12-digit Control Number located on the
    reverse side.                                                             reverse side.
4.  Follow the simple recorded instructions.                              4.  Follow the simple instructions.

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               If you submit your proxy by telephone or internet,
                         do not return your proxy card.
                      Thank you for your proxy submission.

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         The undersigned hereby appoints William H. Redding, Jr. of Asheboro,
North Carolina, and Charles M. Reeves III of Raleigh, North Carolina, and each of them (with full power to act alone and to designate substitutes) as attorneys and proxies of the undersigned with authority to vote and act with respect to all shares of stock of Centura Banks, Inc., which the undersigned would be entitled to vote at the special meeting of shareholders to be held on May 3, 2001, at 4:00 p.m., at Centura Center, Building #2, 1405 Hardee's Boulevard, Rocky Mount, North Carolina 27804, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

(WHEN EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU GIVE NO INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ON THE REVERSE).

                 (Continued and to be signed on reverse side.)


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                                                                    EXHIBIT 99.2

    [CENTURA LOGO]
 CENTURA BANKS, INC.
  C/O PROXY SERVICES
    P.O. BOX 9112
FARMINGDALE, NY 11735


                 THREE WAYS TO VOTE

VOTE BY PHONE: 1-800-690-6903
1.  Read the accompanying Proxy Statement and this proxy card.
2.  Call toll free 1-800-690-6903.
3.  Enter your 12 digit Control Number, shown below.
4.  Follow the simple recorded instructions.

VOTE BY INTERNET: WWW.PROXYVOTE.COM
1.  Read the accompanying Proxy Statement and this proxy card.
2.  Go to website WWW.PROXYVOTE.COM.
3.  Enter your 12-digit Control Number, shown below.
4.  Follow the simple instructions.

VOTE BY MAIL
1.  Mark, sign and date your proxy card.
2.  Return it in the enclosed postage paid envelope.

                             YOUR VOTE IS IMPORTANT

                   DO NOT RETURN THIS PROXY CARD IF YOU VOTE
                           BY TELEPHONE OR INTERNET.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                    CNTURA    KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.


CENTURA BANKS, INC.

The shares represented by this proxy shall be voted as follows:

VOTE ON PROPOSAL

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                                                                           FOR      AGAINST     ABSTAIN
A proposal to approve the Agreement and Plan of Merger dated as
of January 26, 2001, by and between Centura Banks, Inc. and Royal          [ ]        [ ]         [ ]
Bank of Canada, or "RBC", pursuant to which a wholly owned subsidi-
ary of RBC will merge with and into Centura. In the merger, each share of common stock of Centura outstanding at the effective time of the merger will be converted into the right to receive 1.684 common shares of RBC, subject to adjustments in limited circumstances, plus cash in lieu of any fractional RBC common share.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL ABOVE.

In addition, Centura shareholders will be asked to transact any other business that properly comes before the meeting. Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Centura at the special meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be of no further force and effect.

The undersigned acknowledges receipt from Centura prior to the execution of this proxy of notice of the meeting, the proxy statement/prospectus dated March 30, 2001. The undersigned hereby revoke(s) all proxies heretofore given by it to vote at the special meeting on May 3, 2001 and any adjournments or postponements thereof.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposition stated. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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Signature [PLEASE SIGN WITHIN BOX]     Date                        Signature (Joint Owners)               Date
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